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                                                                   Exhibit 10.41

                             EMPLOYMENT AGREEMENT
                             --------------------


     This Employment Agreement (this "Agreement"), dated as of October 1, 1997 is by and between United PanAm Mortgage Corp., a California corporation (the "Company"), and John T. French ("Employee"), with reference to the following facts:

     A. Due to Employee's high degree of business acumen and experience in the mortgage banking field, the Company desires to Employee as its Chairman, President, and Chief Executive Officer on the terms set forth below.

     B. Employee is willing to enter into this Employment Agreement on the terms and conditions set forth below.

     NOW, THEREFORE, the Company and Employee hereby agree as follows:


     1.   Position. During the term of his employment with the Company
          --------
hereunder, Employee shall serve as Chairman, President, and Chief Executive Officer of the Company. Employee shall, subject to the direction and policies of the Board of Directors of the Company, perform those duties customarily performed by officers with the same or similar titles of companies comparable to the Company, and Employee shall not be required to perform any work not commonly performed by officers with the same or similar titles of companies comparable to the Company. While he is employed by the Company, Employee shall diligently devote his entire business skill, time and effort to his employment hereunder. Notwithstanding the foregoing, and provided that such activities do not interfere with the fulfillment of Employee's obligations hereunder, Employee may
(a) serve as a director or trustee of any charitable or non-profit entity; (b) acquire solely as an investment any securities of an entity so long as he remains a passive investor in such entity and so long as such investment in any entity directly or indirectly in competition with the Company does not exceed 2% of such entity's outstanding voting securities; and (c) serve as a director of any corporation so long as such entity is not, directly or indirectly, in competition with the Company. Unless the Company and Employee agree to the contrary, Employee's primary place of employment shall be at the Company's offices in Orange, California. Employee shall travel to such other locations as may be necessary in order to discharge his duties hereunder. In the event of the termination of the employment of Employee before September 30, 1999 by the Company without "Cause" or by Employee with "Good Reason" (as such terms are defined in Section 6), Employee shall make himself available, during the Consulting Term (as defined below) to perform consulting services to the Company as the Company deems reasonable; provided, however, that Employee shall not be required to be available outside of regular business hours without reasonable advance notice.
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     2.   Term of Employment.  Employee's term of employment by the Company
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under this Agreement (the "Employment Term") shall begin on the date hereof and shall continue until September 30, 1999, unless sooner terminated by either party. The "Consulting Term" shall begin on the termination of this Agreement before September 30, 1999 by the Company without "Cause" or by the Employee with "Good Reason" (as such terms are defined in Section 6), and shall continue until the later of the first anniversary of such termination or September 30, 1999.
By giving written notice to Employee at least 15 days before the expiration of the Consulting Term, the Company may renew the Consulting Term for one additional year. Employee hereby acknowledges that the Company shall not be in breach of this Agreement by terminating this Agreement at any time without "Cause," or by giving Employee "Good Reason" to terminate this Agreement, provided that, after such termination, the Company pays the consulting fee set forth in Section 3(c) in accordance with the terms of this Agreement.

     3.   Compensation.  As compensation for the services contemplated hereby,
          ------------
Employee shall receive the following:

          (a) A monthly base salary (the "Base Salary") of $16,667 during the Employment Term.

          (b) For each 12 month period during the Employment Term, Employee shall receive a bonus in an amount determined in the discretion of the Board of Directors of the Company; provided, however, that, assuming reasonable performance by Employee of his obligations under this Agreement, such bonus shall not be less than $100,000 payable on September 30, 1998 and September 30, 1999.

          (c) Employee shall receive a consulting fee of $10,000 per month during the Consulting Term. Payment of such consulting fee during the Consulting Term, however, shall be conditioned upon Employee's observance of the Covenant Not to Compete set forth in Section 8, consulting obligations set forth in Section 1, and covenant of confidentiality set forth in Section 7.

In the event this Agreement is terminated for any reason, Employee shall not be obligated to mitigate any damages Employee might otherwise suffer. The Company's obligation to make payments to Employee pursuant to this Agreement shall not be affected by any other employers or sources or any setoff, counterclaim, recoupment, defense or other right which the Company or its subsidiaries may have against Employee.

     4.   Employee Benefits.  Employee shall be entitled to participate while
          -----------------
employed by the Company in all employee benefit plans and programs and perquisites of the Company which are made generally available from time to time by the Company to its executive management employees. Employee shall

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be entitled annually to a minimum of two weeks of vacation per year and sick leave in accordance with the Company's normal policies for its executive employees. The Company shall offer to employ an assistant designated by Employee on reasonable terms. Upon the execution of this Agreement, the Company shall assume Employee's obligations under that certain lease of the premises commonly known as One Civic Plaza, Suite 360, Newport Beach, California 92660, which Employee represents to be rent of $1,500 per month for a term expiring on October 31, 1998. Upon such assumption, the Company shall have the right to occupy or sublet such premises, and, if it elects to sublet such premises, to retain the proceeds. On the execution hereof, Employee shall receive options to purchase 30 shares of the common stock of Pan American Group, Inc., the parent corporation of the Company, which such options shall (a) have an exercise price per share equal to the price per share at which such shares are offered to the public in an initial public offering of the stock of Pan American Group, Inc.,
(b) vest and become exercisable 25% on the date of this Agreement, and 25% on each anniversary of the date of this Agreement; provided, however, that such options shall become fully vested and exercisable on September 30, 1999 if Employee is an employee of the Company on that date and the Company and Employee neither renew this Agreement nor enter into a new employment agreement, and (c) be in addition to any other options to purchase shares of the common stock of Pan American Group, Inc. which Employee has received before the date of this Agreement.

     5.   Expenses.  The Company shall pay or reimburse Employee for any
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expenses reasonably incurred by him in furtherance of his duties hereunder, including expenses for entertainment, traveling, meals and hotel accommodations, upon submission by him of vouchers or itemized lists thereof prepared in compliance with such reasonable rules and policies relating thereto as the Company may from time to time adopt and as may be required in order to facilitate the treatment of such payments as proper deductions to the Company under the Internal Revenue Code and the rules and regulations adopted pursuant thereto now or hereafter in effect.

     6.   Death, Disability, and Termination for Cause.
          --------------------------------------------

          (a) The payment of compensation under this Agreement shall terminate upon the termination of the employment of Employee by reason of death or "Disability," by the Company for "Cause," or voluntary termination by Employee without "Good Reason," as such terms are defined in this Section 6. In the event of termination in one of the circumstances described in this Section 6, Employee shall be entitled to receive all Base Salary earned to the date of termination, but shall forfeit all rights to subsequent Minimum Bonuses and other bonuses that would have accrued during or would have been payable with respect to the year in which such termination occurs to the extent that such

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termination occurs before the date on which they are payable.

          (b) As used herein, "Cause" shall mean (i) any action of Employee or any failure to act on the part of Employee which constitutes fraud, embezzlement or any felony in connection with Employee's duties as a principal officer or other employee of the Company or any subsidiary of the Company, or willful misconduct which causes substantial economic or reputational injury to the Company, (ii) willful breach of a material provision of this Agreement by Employee, and the failure of Employee to begin to cure such breach within ten
(10) days after receiving written notice from the Company specifying such breach, provided that such ten (10) day period shall be extended during any period of Employee's disability or other physical or mental illness, or (iii) a material neglect or refusal (other than by reason of a mental or physical illness or disability) by Employee to follow the reasonable instructions of the Board of Directors of the Company and Employee's failure to begin to follow such instructions within ten (10) days after receiving written notice from the Company to do so, provided that such ten (10) day period shall be extended during any period of Employee's disability or other physical or mental illness. Termination for Cause shall be by written notice from the Company to Employee, and such notice shall identify with reasonable (under the circumstances) specificity the damage caused.

          (c) As used herein, "Good Reason" shall mean (i) the assignment to Employee of any duties inconsistent with Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated and insubstantial action not taken in bad faith and not intended to be inconsistent with this Agreement and which is remedied by the Company promptly after receipt of notice thereof given by Employee, (ii) any failure by the Company to comply with its obligations under this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Employee, (iii) any purported termination of Employee's employment by the Company otherwise than as expressly permitted in this Agreement, or (iv) any failure by any successor to the Company to assume the obligations of the Company under this Agreement.

          (d) As used herein, "Disability" means the failure of Employee to render the services contemplated by this Agreement for three consecutive months, or for shorter periods aggregating 75 or more business days in any 12 month period, because of illness, incapacity or injury which is determined, within the applicable definitions under Employer's group disability insurance, to be total and permanent by a physician

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selected by Employer or its insurers and acceptable to Employee or Employee's legal representative (with such agreement as to acceptability not to be unreasonably withheld).

          (e) In the event of Employee's death, his compensation shall be payable to any beneficiary which he has designated in writing to the Company, or, if he has not designated any such beneficiary, to his estate. In the event this Agreement is terminated for any reason, Employee shall not be obligated to mitigate any damages Employee might otherwise suffer.

     7.   Nondisclosure of Confidential Material.
          --------------------------------------

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          In the performance of Employee's duties, Employee has previously had, and will have, access to confidential records and information, including, but not limited to, development, marketing, purchasing, organizational, strategic, financial, managerial, administrative, distribution and sales information, data, and specifications presently owned or at any time hereafter developed by the Company or its agents or consultants or used presently or at any time hereafter in the course of its business, that are not otherwise part of the public domain (collectively, the "Confidential Material"). All such Confidential Material is considered secret and has been and/or will be disclosed to Employee in confidence. Employee acknowledges that the Confidential Material constitutes proprietary information of the Company which draws independent economic value, actual or potential, from not being generally known to the public or to other persons who could obtain economic value from its disclosure or use, and that the Company has taken efforts reasonable under the circumstances, of which this
Section 7 is an example, to maintain its secrecy. Except in the performance of Employee's duties to the Company, Employee shall not, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Material, except that the foregoing disclosure prohibition shall not apply as to Confidential Material that (a) has been publicly disclosed or was within Employee's possession prior to its being furnished to Employee by Company or becomes available to Employee on a nonconfidential basis from a third party (in any of such cases, not due to a breach by Employee of Employee's obligations to the Company or by breach of any other person of a confidential or fiduciary obligation), (b) is required to be disclosed by Employee pursuant to applicable law, and Employee provides notice to Company of such requirement as promptly as possible, or (c) was independently acquired or developed by Employee without violating any of the obligations under this Agreement and without relying on Confidential Material of the Company. All records, files, drawings, documents, equipment and other tangible items, wherever located, relating in any way to the Confidential Material or otherwise to the Company's business, which Employee has prepared, used or encountered or shall in the future prepare, use or encounter, shall be and remain the Company's sole and exclusive property and shall be included in the Confidential Material. Upon Employee's termination of employment with the Company, or whenever requested by the Company, Employee shall promptly deliver to the Company any and all of the Confidential Material and copies thereof, not previously delivered to the Company, that may be, or at any previous time has been, in Employee's possession or under Employee's control.

     8.   Covenant Not to Compete.
          -----------------------

          Employee acknowledges that the Company's business is highly innovative and competitive, and that the Confidential

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Material involves valuable and proprietary information. Employee further acknowledges that this Confidential Material would necessarily be compromised were Employee to use this information for himself after his employment, or were Employee to become an employee or consultant or otherwise become associated with any competitor of the Company during the life-cycle of the development of the Company's products and services and the strategy associated with the marketing of such products and services. Although the lengths of such cycles vary depending upon the product or service, the Company and Employee agree that, in light of Employee's knowledge and position with the Company, a period ending on the later of September 30, 1999 or one year after the termination of Employee's employment with the Company (the "Applicable Period") is a reasonable and necessary period in order to protect the Company's Confidential Material. Employee hereby acknowledges that the Company's business is national in scope. Accordingly, Employee and the Company agree that, for the Applicable Period, Employee will not himself use any of the Confidential Material, and will not directly or indirectly become an employee of, consult with, render services for, own, manage, control, participate in, or in any manner engage in any business which competes with the business of the Company in any state in which the Company does business. Employee further agrees that for the Applicable Period, Employee will not induce or attempt to induce any employee of the Company to leave the employ of the Company or hire, directly or through another person or entity, any person who is an employee of the Company at any time during the last year of Employee's employment at the Company. Employee further agrees that he will not induce or attempt to induce any customer, supplier, licensee or other person or entity with a business relationship with the Company to cease doing business with the Company, or in any way interfere with the relationships between such customer, supplier, licensee or business relation and the Company. Nothing in this Section 8 shall prohibit Employee from being a passive owner of not more than two percent (2%) of the outstanding shares of any class of stock of a corporation which is publicly traded, so long as Employee does not serve such company in any capacity whether as a board member or otherwise, and Employee has no active participation in the business of such corporation or any of its subsidiaries or affiliates. If, at the time of enforcement of this
Section 8, an arbitrator (or court) should hold that the duration or scope of the restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum duration or scope which is reasonable under such circumstances shall be substituted for the stated duration or scope. Similarly, if, at the time of enforcement, an arbitrator (or court) should hold that the area of the restriction stated herein is unreasonable under the circumstances then existing, the parties agree that the maximum area which is reasonable under such circumstances shall be substituted for the stated area.

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     9.   Equitable Relief.
          ----------------

          Employee acknowledges that violation of Sections 7 and 8 would cause the Company irreparable damage for which the Company cannot be reasonably compensated in damages in an action at law, and that therefore in the event of any breach by Employee of Sections 7 or 8, the Company shall be entitled to apply to a court of competent jurisdiction for equitable relief by way of injunction or otherwise, without being required to post a bond. This provision shall not, however, be construed as a waiver of any of the rights which the Company may have for damages under this Agreement or otherwise, and, except as limited in Section 12, all of the Company's rights and remedies shall be unrestricted.

     10.  Notices.
          -------

          For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied, or sent by certified or overnight mail, return receipt requested, postage prepaid, addressed to the respective addressees, or sent to the respective telecopier numbers, last given by each party to the other. All notices and communications shall be deemed to have been received on the date of delivery thereof if personally delivered, upon return confirmation if telecopied, on the third business day after the mailing thereof, or on the date after sending by overnight mail, except that notice of change of address shall be effective only upon actual receipt. No objection to the method of delivery may be made if the written notice or other communication is actually received.

     11.  General.
          -------

          (a)  Governing Law.  This Agreement shall be governed by and construed
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and enforced in accordance with the laws of the State of California, without giving effect to conflicts of laws principles thereof which might refer such interpretations to the laws of a different state or jurisdiction; provided, however, that the construction and enforcement of the Covenant Not To Compete set forth in Section 8 in each state in which the Company does business shall be governed by the laws of such state, without giving effect to conflicts of laws principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

          (b)  Captions.  The section headings contained herein are for
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reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          (c)  Entire Agreement.  This Agreement sets forth the entire agreement
               ----------------
and understanding of the parties relating to the subject matter hereof, and supersedes all prior

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agreements, arrangements and understandings, written or oral, between the parties.

          (d)  No Other Representations.  No representation, promise or
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inducement has been made by any party hereto that is not embodied in this
Agreement, and no party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

          (e)  Successors and Assigns.  This Agreement shall inure to the
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benefit of and shall be binding upon the Company and Employee and their respective heirs, executors, personal representatives, successors and assigns, including any resulting or surviving corporation or other entity with or into which the Company may merge or consolidate.

          (f)  Amendments; Waivers.  This Agreement may be amended, modified,
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superseded, cancelled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by all of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

          (g)  Representation By Counsel; Interpretation. Employee acknowledges
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that (i) this Agreement has been drafted by counsel for the Company, (ii) the
Company has advised him to obtain the advice of his own counsel in reviewing this Agreement and deciding whether to sign it, and (iii) he has either signed this Agreement after consulting with his own counsel, or intentionally deciding not to seek the advice of his own counsel. Accordingly, any rule of law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any alleged ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

     12.  Arbitration of Disputes.
          -----------------------

          Except for equitable relief as provided in Section 9, arbitration shall be the exclusive remedy for resolving any dispute or controversy between Employee and the Company, including, but not limited to, any dispute regarding Employee's employment or the termination of Employee's employment or any dispute regarding the application, interpretation or validity of this Agreement. Such arbitration shall be conducted in accordance with the then most applicable rules of the American Arbitration Association.

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The arbitrator shall be empowered to grant only such relief as would be available in a court of law. In the event of any conflict between this Agreement and the rules of the American Arbitration Association, the provisions of this Agreement shall be determinative. If the parties are unable to agree upon an arbitrator, they shall select a single arbitrator from a list designated by the office of the American Arbitration Association having responsibility for the city in which Employee last resided while employed by the Company of seven arbitrators, all of whom shall be retired judges who are actively involved in hearing private cases or members of the National Academy of Arbitrators. If the parties are unable to agree upon an arbitrator from such list, they shall each strike names alternatively from the list, with the first to strike being determined by lot. After each party has used three strikes, the remaining name on the list shall be the arbitrator. The fees and expenses of the arbitrator shall initially be borne equally by the parties; provided, however, that each party shall initially be responsible for the fees and expenses of its own representatives and witnesses. If the parties cannot agree upon a location for the arbitration, the arbitrator shall determine the location. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. The prevailing party in the arbitration proceeding, as determined by the arbitrator, in any enforcement or other court proceedings, or in any proceedings to obtain equitable relief under Section 9, shall be entitled to the extent provided by law to reimbursement from the other party for all of the prevailing party's costs (including but not limited to the arbitrator's compensation), expenses and reasonable attorney's fees.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.


                                    "Employee"

                                    /s/ JOHN T. FRENCH
                                    -------------------------------
                                    John T. French


                                    the "Company"

                                    UNITED PANAM MORTGAGE CORP.


                                    By: /s/ WILLIAM BRON
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                                    Title:

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